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                                                                     Exhibit 4.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             KERR-MCGEE CORPORATION


                                    ARTICLE I
                                     OFFICES

              SECTION 1. The principal place of business of Kerr-McGee Corporation ("Corporation") shall be in Oklahoma City, Oklahoma.

              SECTION 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                      SEAL

              SECTION 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The Corporate Seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

              SECTION 2. The corporate seal shall be retained under the custody and control of the Secretary or Assistant Secretary except as and to the extent the use of same by others may be expressly authorized by the Board of Directors.

                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS

              SECTION 1. All meetings of the stockholders for any purpose may be held at such place as shall be stated in the notice of the meeting.

              SECTION 2. An annual meeting of the stockholders shall be held within one hundred fifty (150) days after the end of each fiscal year as the Board of Directors may set for a particular year's annual meeting, at which meeting they shall elect by a plurality vote by ballot a board of directors and transact such other business as may properly be brought before the meeting.

              SECTION 3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these ByLaws. If,



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however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

              SECTION 4. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed in a manner prescribed by the Company and permitted by applicable law.

              SECTION 5. Except as may otherwise be provided by law or in the Certificate of Incorporation of the Corporation, or any amendment thereto, each stockholder shall have one vote for each share of the stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days preceding such election of directors, or on any other matter respecting which stockholders are entitled to vote if such stock has been so transferred within twenty days prior to action on such matter.

              SECTION 6. Except as otherwise provided by law, notice of the annual meeting of stockholders shall be given at least ten days prior to the meeting, and in accordance with Article XXI hereof, to each stockholder so entitled to vote thereat.

              SECTION 7. A complete list of the stockholders so entitled to vote at the ensuing election of directors arranged in alphabetical order, with the address of each, and the number of voting shares registered in the name of each, shall be filed in the office where the election is to be held, at least ten days before every election, and shall at all times during the ordinary business hours and during the whole time of said election be open to the examination of any stockholder.

              SECTION 8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called only by the Chief Executive Officer of the Corporation or by the Secretary at the direction of the Board of Directors pursuant to a resolution approved by the Board of Directors.

              SECTION 9. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

              SECTION 10. Written or electronic notice of a special meeting of stockholders, stating the time and place and object thereof, shall be given at least ten days before such meeting, and in accordance with Article XXI hereof, to each stockholder entitled to vote thereat.

              SECTION 11.

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              (A) ANNUAL MEETING OF STOCKHOLDERS.

              (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Article III, Section 6 of these ByLaws, (b) by or at the direction of the Chief Executive Officer or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this ByLaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

              (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this ByLaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this ByLaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this ByLaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the


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close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

              (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article III, Section 10 of these ByLaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Chief Executive Officer or the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this ByLaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this ByLaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

              (C) GENERAL.

              (1) Only persons who are nominated in accordance with the procedures set the forth in this ByLaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this ByLaw. Except as otherwise provided by law, the Certificate of Incorporation or these ByLaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this ByLaw and, if any proposed nomination or business is not in compliance with this ByLaw, to declare that such defective nomination shall be disregard or that such proposed business shall not be transacted.

              (2) For purposes of this ByLaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) For purposes of this ByLaw, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

              (4) Notwithstanding the foregoing provisions of this ByLaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this ByLaw. Nothing in this ByLaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                                   ARTICLE IV
                                    DIRECTORS

              SECTION 1. The property and business of the Corporation shall be managed by its Board of Directors, the members of which need not be stockholders.

              SECTION 2. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation of the Corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote.

              SECTION 3. Each director shall be elected to serve until his successor shall be elected and shall qualify by evidence of acceptance of such office and such acceptance shall be presumed in the absence of express rejection thereof by the person elected within ten days after his knowledge of election. A person who has passed his 64th birthday and who has not theretofore served as a director of the Corporation shall not be eligible to be elected a director, whether pursuant to this Section 3 or to Section 6, of this Article. A person who has passed his 70th birthday shall not in any event be eligible for reelection for continued service as a director of the Corporation, irrespective of prior service as a director of the Corporation. A person who has retired as an employee shall not in any event be eligible for election or reelection to the Board or be qualified for continued service as a Director of the Corporation irrespective of prior service as a Director of the Corporation. For purposes of this Section, any service as a director of Oryx Energy Company prior to the Corporation's merger with Oryx Energy Company shall be deemed to be prior service as a director of the Corporation. Any failure of any director to meet the qualifications for service as a director set forth in these ByLaws, or otherwise under law, shall result in the termination of the term of such director.

              SECTION 4. The directors may hold their meetings, have one or more offices and keep the books of the Corporation in the City of Oklahoma City, Oklahoma, or at such other places as they may from time to time determine and designate.

              SECTION 5. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

              SECTION 6. Vacancies in the Board of Directors, however occasioned, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the remaining directors then in office though less than a quorum and the accepting directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation of the Corporation and until a successor or successors have been duly elected and qualified unless sooner displaced.

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              SECTION 7. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Amended and Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to the ByLaws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 2 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

              SECTION 8. Subject to provisions of pertinent law and the Certificate of Incorporation, dividends, if any, declared respecting any class of shares of the Corporation's capital stock may be declared by the Board of Directors at any regular meeting thereof and despite any provision of the ByLaws to the contrary at any special meeting thereof, whether or not consideration or action respecting dividends be stated in the notice thereof; and dividends may be paid in cash or, if the declaration thereof so provides, in property, including shares of the Corporation. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may abolish any reserve in the manner in which it was created.

              SECTION 9. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for any other purpose; provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date for such other purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for such other purpose, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment, thereof, or to receive such allotment of rights, or to exercise such rights or to be considered as stockholders for such other purpose, as the case


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may be, notwithstanding any transfer of any stock on the books of the
Corporation after any such record date fixed as aforesaid.

              SECTION 10. In addition to the powers and authorities by these ByLaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws directed or required to be exercised or done by the stockholders.

              SECTION 11. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

                                    ARTICLE V
                                   COMMITTEES

              SECTION 1. The Board of Directors may appoint an Executive Committee of two or more directors, which shall consist of the Chief Executive Officer and such other director or directors as shall be designated by resolution adopted by the Board of Directors. Such Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation while the Board of Directors is not in session except that it shall not have power or authority in reference to (1) amending the Certificate of Incorporation, (2) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, (3) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,
(4) recommending to the stockholders dissolution of the Corporation or revocation of a dissolution, or (5) amending the ByLaws; nor shall it have any power or authority which the Board of Directors has by resolution withheld from it. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or a special meeting called for that purpose.

              SECTION 2. The Committees of the Board shall be governed by Subsection (2) of Section 141(c) of the Delaware General Corporation Law which provides for the designation of committees of the Corporation's Board of Directors and the permissible functions of such committees.

              SECTION 3. The Board of Directors by resolution or resolutions adopted by a majority of the Board of Directors may designate other committees, each committee to consist of two or more directors of the Corporation and to exercise such powers and duties and to have such name as may be designated by resolution adopted by the Board of Directors.

              SECTION 4. Each committee of the Board of Directors may meet at such stated times and/or upon call with such notice as said committee may by resolution provide from time to time. At all meetings of each committee, a majority of members thereof shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a


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majority of the members present at any meeting at which there is a quorum shall be the act of the committee.

              SECTION 5. Committees of the Board of Directors shall keep regular minutes of their proceedings. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Committee and such written consent is filed with the minutes of proceedings of the Committee.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

              SECTION 1. Directors may, pursuant to resolution of the Board of Directors, be paid a stated sum with respect to each regular and special meeting of the Board of Directors and be allowed their expenses of attendance, if any, for attending each meeting of the Board of Directors. Directors who are not full-time employees of the Corporation may be paid such additional compensation for their services as directors as may from time to time be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

              SECTION 2. Members of the Executive Committee and members of other committees of the Board of Directors who are not full-time employees of the Corporation may, pursuant to resolution of the Board of Directors, be paid a stated sum for attending meetings of such committees. All members of committees of the Board of Directors may, pursuant to resolution of the Board of Directors, be allowed their expenses of attendance, if any, for attending meetings of such committees.

                                   ARTICLE VII
                       MEETINGS OF THE BOARD OF DIRECTORS

              SECTION 1. Annual meetings of the Board of Directors shall be held at such place within or without the State of Delaware as soon as practicable following the election of new directors at the annual meeting of the stockholders.

              SECTION 2. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without any further notice being given.

              SECTION 3. Special meetings of the Board of Directors may be called by the Chief Executive Officer on twenty-four hour's notice to each director, either personally or by mail, by telegram, or by other means permitted by applicable law; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the directors.

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              SECTION 4. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these ByLaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                  ARTICLE VII-A
                           WAR AND NATIONAL EMERGENCY

              SECTION 1. The emergency bylaws provided in this Article VII-A shall be operative during any emergency resulting from an attack on the United States, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action. To the extent not inconsistent with these emergency bylaws, the ByLaws of the Corporation shall remain in effect during any emergency and upon its termination these emergency bylaws shall cease to be operative.

              SECTION 2. During any such emergency a meeting of the Board of Directors may be called by any officer or director by giving two days' notice thereof to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time. The notice shall specify the time and the place of the meeting, which shall be the head office of the Corporation or any other place specified in the notice. At any such meeting three members of the then existing Board of Directors shall constitute a quorum, which may act by majority vote.

              SECTION 3. If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises. Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list.

              SECTION 4. The Board of Directors is empowered with the maximum authority possible under the Delaware Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation (including the right to amend this Article) irrespective of the provisions of the Certificate of Incorporation or of the ByLaws.

                                  ARTICLE VIII
                                    OFFICERS

              SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors, shall include a Chief Executive Officer, and may include a President, a Chairman of


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the Board (who shall be selected from the directors then serving), one or more
Vice Chairmen of the Board (who shall be selected from the directors then serving), one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, respectively, a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Controller. Any number of offices may be held by the same person, but if an instrument is required by law to be executed, acknowledged or verified by two or more officers, no officer shall execute, acknowledge or verify such instrument in more than one capacity for such purpose.

              SECTION 2. Without limiting the right of the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors at the first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President and such other officers as shall be designated at such time, including, if so designated, a Chairman of the Board, one or more Vice Chairmen of the Board, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, respectively, a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Controller. None of said officers, except the Chairman of the Board, and Vice Chairmen of the Board, need be members of the Board.

              SECTION 3. The Board of Directors may choose such other officers and agents as it shall deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, or, in the absence of exact specification or limitation thereof by the Board of Directors, as the Chief Executive Officer may determine from time to time. Subject to the below provisions, each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these ByLaws shall have the powers and duties prescribed by law, by the ByLaws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the ByLaws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

              SECTION 4. The salaries of all officers of the Corporation and of its wholly owned subsidiaries, other than his own salary, shall be determined by the Chief Executive Officer but shall be reviewed from time to time by an Executive Compensation Committee appointed by the Board of Directors from among its members. The Executive Compensation Committee shall recommend to the Board of Directors such changes in the officers' salaries as fixed by the Chief Executive Officer as it may deem appropriate and the Board of Directors shall instruct the Chief Executive Officer to implement those of the recommended changes which it approves. The salary of the Chief Executive Officer shall be determined by the Board of Directors.

              SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors.


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                                   ARTICLE IX
                              CHAIRMAN OF THE BOARD

              SECTION 1. The Chairman of the Board shall do and perform such duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

                                    ARTICLE X
                             CHIEF EXECUTIVE OFFICER

              SECTION 1. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors, and shall be a member, ex officio, of all committees, except the Audit, Stock Option, Nominating and Executive Compensation committees. The Chief Executive Officer shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of the committees thereof are carried into effect.

              SECTION 2. The Chief Executive Officer shall have authority, which he may delegate, to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation.

                                   ARTICLE XI
                           VICE CHAIRMAN OF THE BOARD

              SECTION 1. In the absence of the Chief Executive Officer, the Vice Chairman (or, if there exists more than one Vice Chairman, the Vice Chairman designated by the Board of Directors) shall serve as the Chief Executive Officer of the Corporation. The Vice Chairmen of the Board shall advise and counsel with the Chief Executive Officer and with other officers of the Corporation, and each shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

              SECTION 2. Any Vice Chairman of the Board, to the extent delegated by the Chief Executive Officer or the Board of Directors, may execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                   ARTICLE XII
                                    PRESIDENT

              SECTION 1. The President, if one is elected, may be the chief operating officer of the Corporation.

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
              SECTION 2. The President shall have the authority, which he may delegate, to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation.

                                  ARTICLE XIII
                                 VICE PRESIDENTS

              SECTION 1. There may be one or more Executive Vice Presidents, one or more Senior Vice Presidents, and such other Vice Presidents, with or without other such special designations, as may be elected by the Board of Directors from time to time.

              SECTION 2. The Executive Vice Presidents and each of the Vice Presidents shall have the authority to sign certificates of stock, bonds, deeds, mortgages and other contracts, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation, and perform such duties and exercise such powers as the Board of Directors or the Chief Executive Officer shall prescribe.

                                   ARTICLE XIV
                                    SECRETARY

              SECTION 1. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, all required notices of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall be responsible for keeping in safe custody the seal of the Corporation, and when such is proper, he shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

              SECTION 2. The Assistant Secretaries in the absence or disability of the Secretary shall perform and exercise the powers of the Secretary and shall perform such further duties as may be prescribed by the Secretary, the Board of Directors or the Chief Executive Officer.

                                   ARTICLE XV
                                    TREASURER

              SECTION 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the


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
name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or the Chief Executive Officer.

              SECTION 2. The Treasurer shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation, (b) sign or cause to be signed all bills, notes, checks or other negotiable instruments issued by the Corporation and (c) pay out or cause to be paid out money, as the Corporation may require, taking proper vouchers therefor; provided, however, that the Board of Directors and the Chief Executive Officer may by resolution delegate, with or without power to re-delegate, any and all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have power to sign bills, notes, checks, vouchers, orders, or other instruments on behalf of the Corporation. The Treasurer shall render to the Chief Executive Officer and to the Board of Directors, whenever they may require it, an account of his transactions as Treasurer.

              SECTION 3. The Treasurer shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

              SECTION 4. The Assistant Treasurers in the absence or disability of the Treasurer shall perform and exercise the powers of the Treasurer and shall perform such further duties as may be prescribed by the Treasurer, the Board of Directors or the Chief Executive Officer.

                                   ARTICLE XVI
                                   CONTROLLER

              SECTION 1. The Controller shall have charge of the Corporation's books of account, records and auditing, and shall be subject in all matters to the control of the Board of Directors and the Chief Executive Officer.

                                  ARTICLE XVII
                 VACANCIES AND DELEGATION OF DUTIES OF OFFICERS

              SECTION 1. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors may choose a successor or successors, who shall, unless the Board of Directors otherwise specifies, hold office for the unexpired term in respect of which such vacancy occurred, or until his successor shall be elected.

              SECTION 2. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may


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
delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers and/or directors; provided a majority of the entire Board of Directors concurs therein.

                                  ARTICLE XVIII
                             STOCK AND STOCKHOLDERS

              SECTION 1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate as provided in Article XVIII, Section 2 of these ByLaws, or as otherwise permitted by law, representing the number of shares registered in certificate form.

              SECTION 2. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary. Any and all signatures on a stock certificate may be a facsimile.

              SECTION 3. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares will be made on the records of the Corporation as may be provided by law.

              SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

              SECTION 5. A new certificate of stock of the Corporation may be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed.

              The Board of Directors may from time to time prescribe the terms and conditions under which such new certificates may be issued. Among other things, the Board of Directors may require that the owner of the allegedly lost, stolen or destroyed certificate, or his legal representatives, submit proper evidence in writing and under oath that the alleged loss, theft, or destruction actually occurred, and may require that such owner or representatives give the Corporation a bond, satisfactory to the Corporation as to form and security, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. A new certificate may be issued without requiring any bond when, in the


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
judgment of the Board of Directors or of any officer of the Corporation to whom the Board of Directors may delegate appropriate authority, it is proper to waive the bond requirement.

                                   ARTICLE XIX
                   INSPECTION OF BOOKS, CHECKS AND FISCAL YEAR

              SECTION 1. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

              SECTION 2. Checks or demands for money and notes of the Corporation may be signed by such officer or officers or such person or persons other than those herein authorized and in such manner as the Board of Directors or the Chief Executive Officer may from time to time provide.

              SECTION 3. The fiscal year shall begin the first day in January of each year and end the following December 31.

                                   ARTICLE XX
                           DIRECTORS' ANNUAL STATEMENT

              SECTION 1. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

                                   ARTICLE XXI
                                     NOTICES

              SECTION 1. Whenever under the provisions of the Certificate of Incorporation or of these ByLaws notice (which as herein used shall include also annual reports, proxy statements and solicitations and other communications to holders of the Corporation's securities) is required to be, or may be, given to any director, officer, stockholder or other person, it may, unless legally controlling provisions prohibit the same, be given in writing, by mail, by depositing the same in any U.S. post office or letter-box, in a postpaid sealed wrapper addressed to such person to whom the notice may be, or is required to be given, at such address as appears on the books of the Corporation, and all notices given in accordance with the provisions of this Article shall be deemed to be given at the time when the same is deposited in the mail. In addition, the Corporation may give notice by electronic transmission pursuant to Title 8,
Section 232 of the Delaware Code, or its successor.

              SECTION 2. Should a person who is a stockholder own shares evidenced by more than one stock certificate, nevertheless only one notice (when any is required to be, or may be, given to holders of shares of any or all classes) shall be, in the sole discretion of the Corporation, required to be mailed and if different addresses as to such person are recorded on the Corporation's stock ledger the notice may be mailed to the address that appears to have been given latest in time unless the stockholders shall have expressly directed otherwise in


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
writing to the Secretary of the Corporation, nor shall variations in the designation of the name or identity of any one stockholder require the mailing of more than one notice to any one stockholder, which may be mailed to any one of the names or designations that may so appear in the Corporation's stock ledger with respect to such stockholder; and, at the sole discretion of the Corporation, the distribution of dividend payments may be, unless a stockholder shall expressly request multiple distributions strictly in accordance with the stock ledger record of his multiple ownerships, handled in accordance with or so as not to be repugnant to the purpose of the above provisions, which is to avoid the expenditure by the Corporation of effort, time and expense in such matters that might have been avoided had the recording of a stockholder's name and/or address incident to his multiple record ownership of shares been effected accurately, uniformly and consistently.

              SECTION 3. Any stockholder, director or officer may waive in writing or otherwise any notice required to be given under the provisions of pertinent statutes or of the Certificate of Incorporation or of these ByLaws. A waiver of notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

                                  ARTICLE XXII
                                 INDEMNIFICATION

              SECTION 1. The Corporation shall, to the full extent permitted by the Laws of the State of Delaware as then in effect or, if less stringent, in effect on December 31, 1985 ("Delaware Law"), indemnify any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that the Indemnitee is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, or other agent of any other enterprise or legal person (any such action, suit or proceeding being herein referred to as a "Legal Action") against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Legal Action or its investigation, defense or appeal (herein called "Indemnified Expenses"), if the Indemnitee has met the standard of conduct necessary under Delaware Law to permit such indemnification. Rights to indemnification shall extend to the heirs, beneficiaries, administrators and executors of any deceased Indemnitee.

              For purposes of this Section, reference to "any other enterprise or legal person" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

              The Indemnified Expenses shall be paid by the Corporation in advance as shall be appropriate to permit Indemnitee to defray such expenses currently as incurred, provided the Indemnitee agrees in writing that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be indemnified, then Indemnitee shall promptly repay to the Corporation such amounts so paid. The prepayment of expenses as provided for in this Section 1 shall be authorized by the Board of Directors in the specific case unless the Board of Directors receives within thirty (30) days of the Indemnitee's request for indemnification an opinion of counsel selected in the manner provided for in Section 2 of this Article XXII that there is no reasonable basis for a belief that the Indemnitee's conduct met the requisite standard of conduct. The fees of such counsel and all related expenses shall, in all cases, be paid by the Corporation.

              SECTION 2. The determination of whether Indemnitee has met the standard of conduct required to permit indemnification under this ByLaw shall in the first instance be submitted to the Board of Directors of the Corporation. If the Board by a majority vote of a quorum consisting of directors who were not parties to such Legal Action determines Indemnitee has met the required standard of conduct such determination shall be conclusive; but if such affirmative majority vote is not given, then the matter shall be referred to independent legal counsel for determination. Such outside counsel shall be selected by agreement of the Board of Directors and Indemnitee or, if they are unable to agree, then by lot from among those New York City law firms which (i) have more than 100 attorneys, (ii) have a substantial practice in the corporate and securities areas of law, (iii) have not performed any services for the Corporation or any of its subsidiaries or affiliates for at least five (5) years and (iv) have a rating of "av" in the then current Martindale-Hubbell Law Directory. The fees and expenses of counsel in connection with making this determination shall be paid by the Corporation.

              Notwithstanding the foregoing, if dissatisfied with the determination so made by counsel, Indemnitee may within two (2) years thereafter, petition any court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof and such court shall thereupon have the exclusive authority to make such determination. The Corporation shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination.

              The termination of any Legal Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the requisite standard of conduct; however, a successful defense of a Legal Action by Indemnitee on the merits or otherwise shall conclusively establish Indemnitee did meet such standard of conduct notwithstanding any previous determination to the contrary under thin Section 2.

              SECTION 3. The indemnification and advance payment of expenses as provided in this Article XXII shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Certificate of Incorporation, any ByLaw or otherwise.

              SECTION 4. If any provision of this Article XXII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article XXII shall not in any way be affected or impaired thereby.

              SECTION 5. Any amendment, repeal or modification of these ByLaws, the Corporation's Certificate of Incorporation or any applicable provision of Delaware Law, or any other instrument, which eliminates or diminishes the indemnification rights provided for in this Article XXII shall be ineffective as against an Indemnitee with respect to any Legal Action based upon actions taken or not taken by the Indemnitee prior to such repeal or the adoption of such modification or amendment. The provisions of this ByLaw shall be applicable to all Legal Actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this ByLaw shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this ByLaw and the relevant provisions of Delaware Law and other applicable law, if any, are in effect. If any provision of this ByLaw shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this ByLaw shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this ByLaw, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this ByLaw shall be made to the fullest extent permitted by law.

                                  ARTICLE XXIII
                                   AMENDMENTS

              SECTION 1. These ByLaws may be altered or amended or repealed, in whole or in part: By the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to a vote thereat, at any regular or special meeting of the stockholders, or by the affirmative vote of a majority of the Board of Directors in attendance at any regular or special meeting of the Board of Directors; provided, however, that, notwithstanding any other provisions of these ByLaws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 75 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal
Section 8 and Section 11 of Article III, Sections 2 and 6 of Article IV or this proviso to this Article XXIII of these ByLaws or to adopt any provision inconsistent with any of such Sections or with this proviso.


                                   CERTIFICATE


I, the undersigned, _________________________________, (Assistant) Secretary of
KERR-MCGEE CORPORATION, a Delaware corporation, do hereby certify that the foregoing is a full, true, and correct copy of the ByLaws of said Corporation in effect on the date of this certificate.


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
Given under my hand and seal of the Corporation this ______ day of _________________, _____.



                                                 -------------------------------
                                                 (Assistant) Secretary


(SEAL)



                                       19